Exhibit 1.4

                                  AMENDMENT TO
                        SEPARATE ESCROW ACCOUNT AGREEMENT

     THE SEPARATE ESCROW ACCOUNT AGREEMENT (the "Agreement") made and entered into as of the 22nd day of August 2000 by and between Mountain States Capital, Inc., an Arizona corporation ("MOUNTAIN STATES"), Heritage West Securities,
Inc., an Arizona corporation ("HERITAGE WEST"), and Wells Fargo Bank National Association ("ESCROW AGENT") is amended this 30th day of October, 2000.

     Section #1, paragraph two, of the Agreement is amended to read:


During the term of this Agreement, HERITAGE WEST shall cause all checks received by it in payment for the New Notes to be made payable to and endorsed in favor of:

     Wells Fargo Bank - Escrow Account FBO Mountain States Capital, Inc.


     The Agreement is not otherwise amended except as expressly set forth herein.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to the Agreement to be executed the day and year set forth above.

     MOUNTAIN STATES CAPITAL, INC.




     By: /s/ Chad Collins
        -------------------------------------
        Chad Collins, President


     HERITAGE WEST SECURITIES, INC.


     By: /s/ Paul F. Arutt
         ------------------------------------
         Paul F. Arutt, President


     WELLS FARGO BANK, NATIONAL ASSOCIATION


     By: /s/ Kimberly A. Vann
         ------------------------------------

     Its: Trust Officer
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